Exhibit (h)(xxxix)
AMENDMENT No. 3 TO FUND PARTICIPATION AGREEMENT

The undersigned hereby amend the Fund Participation Agreement dated March 8, 2007 (the " Agreement") between The Prudential Insurance Company of America ("Company"), JPMorgan Insurance Trust (the "Trust"), the Trust's investment advisor, JPMorgan Investment Management Inc. (the “Adviser"), and the Trust's administrator, JPMorgan Funds Management, Inc. (the " Administrator'') by:

1.	Replacing Schedule A of the Agreement with the attached Schedule A. effective July 1, 2012.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment
No. 3 as of April 1, 2012.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: /s/ Yvonne S. Provost
Name: Yvonne S. Provost
Title: Vice President

JPMORGAN INSURANCE TRUST
By: /s/ Jeffrey D. House
Name: Jeffrey D. House
Title: Assistant Treasurer

JPMORGAN INVESTMENT MANAGEMENT INC.
By: /s/ Robert L. Young
Name: Robert L. Young
Title: Vice President

JPMORGAN FUNDS MANAGEMENT, INC.
By: Susan S. Montgomery
Name: Susan S. Montgomery
Title: President

SCHEDULE A

Schedule A-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GJ-2)	June 24, 1988	8 I 1- 07545	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select	See Schedule B	333- 137572	Variable Life Insurance
Group Variable Universal Life Insurance	See Schedule B	333-01031	Variable Life Insurance

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(ll) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

Schedule A-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company Provided for by Section 3(c)( l ) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account Gl-100 (VCA-GJ-100)	June 8, 2010	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of
1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate	See Schedule B	Group	Variable Life Insurance